                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) August 23, 1994


                     BLOCKBUSTER ENTERTAINMENT CORPORATION
             (Exact name of registrant as specified in its charter)




                                    Delaware
                 (State or other jurisdiction of incorporation)




      0-12700                                               75-1849418
      -------                                               ----------
     (Commission                                           (IRS Employer
     File Number)                                       Identification No.)



             One Blockbuster Plaza
             Ft. Lauderdale, FL                              33301
    ----------------------------------------             ------------
    (Address of principal executive offices)              (Zip Code)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (305) 832-3000

                                     N.A.
         -------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.  OTHER EVENTS.

     On August 23, 1994, Blockbuster Entertainment Corporation (the "Registrant") announced that its Board of Directors had unanimously reaffirmed its approval of the Registrant's proposed merger with Viacom Inc. ("Viacom") and set September 29, 1994 as the date for the special meeting at which the Registrant's shareholders will consider and vote on the merger. The Registrant's Board of Directors fixed August 31, 1994 as the record date for the special meeting. A copy of the press release relating to the foregoing is included as Exhibit 99 hereto and is incorporated herein by reference.

     The Registrant's Board of Directors' action comes as a result of the significant improvement in Viacom's stock prices in recent months, Viacom's completion of its acquisition of Paramount Communications Inc., its strong second quarter results and the divestitures it is considering, as well as the Registrant's Board of Directors' continuing belief in the strategic benefits of the proposed combination and the long-term prospects of the combined entity.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   Not applicable.

     (b)   Not applicable.

     (c)   Exhibits.





The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                      BLOCKBUSTER ENTERTAINMENT CORPORATION




                      By:  /s/ Thomas W. Hawkins
                         ---------------------------------------------
                            Thomas W. Hawkins
                            Senior Vice President, General Counsel and
                            Secretary






Date:  August 25, 1994

                     BLOCKBUSTER ENTERTAINMENT CORPORATION

                                 EXHIBIT INDEX


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
     Number and                                                           Sequential
Description of Exhibit                                                    Page Number
- - ----------------------                                                    -----------
     1.    None

     2.    None

     4.    None

     16.   None

     17.   None

     20.   None

     23.   None

     24.   None

     27.   None

     99.   Press Release, dated August 23, 1994.